Greenlane Announces Changes to Board of Directors

BOCA RATON, FL / ACCESSWIRE / December 22, 2022 / Greenlane Holdings, Inc. ("Greenlane '' or the "Company") (NASDAQ:GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, announced today changes to its board of directors.

As part of Greenlane's business transformation plan to a more profitable and lean company, Nick Kovacevich, Adam Schoenfeld, and Richard Taney will step down from the company’s Board of Directors; and Craig Snyder, incoming CEO, will join the company’s Board of Directors effective January 6, 2023. The reduction of the Board to five members reaffirms the board’s commitment to improve economics.

"To become more efficient and decisive, we are making changes to the makeup of the Board of Directors to support our transition to a higher margin, leaner, and more focused consumer business. Reducing the board to five directors will give Greenlane more flexibility and speed as we undertake significant, positive changes to the business in 2023, while also reducing cash expenses associated with a larger board,” stated Donald Hunter, Chairman of the Board. “I want to especially thank Nick, Rich, and Adam for their many contributions and service to the Board and the company.”

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful family of brands, third-party brand accelerator, and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

As a pioneer in the cannabis space, Greenlane has an incredible acumen for detecting opportunities in the marketplace. We proudly own and operate a diverse brand portfolio including DaVinci Vaporizers, Pollen Gear™, Higher Standards, Groove, and Eyce. Additionally, Greenlane strategically partners with leading multi-state operators, licensed producers, and brands, such as Storz & Bickel (Canopy-owned), Grenco Science, VIBES, and CCELL, to develop and distribute innovative and high-quality products.

Founded in 2005, Greenlane serves an expansive customer base comprised of thousands of retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.
For additional information, please visit: https://gnln.com/.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-

looking statements include, among others, statements relating to: the Company’s planned changes to its business model; the current and future performance of the Company's business, including comments relating to the Company's beliefs regarding its public market capitalization and valuation, and the efficiency and scalability of the Company's business; the ability to achieve, and to realize the anticipated benefits from, the Company's previously announced liquidity initiatives; changes to the Company’s Board of Directors and executive management; the ability to unlock value from the Company’s existing assets; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact
ir@greenlane.com